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                                                                   Exhibit 10.30


                              AMENDED AND RESTATED
              SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AND AGREEMENT
                                       FOR
                                 IRA B. LAMPERT



                  This Amended and Restated Supplemental Executive Retirement Plan and Agreement for Ira B. Lampert, made as of the 19th day of April, 2000, by and between CONCORD CAMERA CORP., a New Jersey corporation (the "Employer") and IRA B. LAMPERT (the "Executive").

                  The Executive and the Employer entered into the Supplemental Executive Retirement Plan and Agreement for Ira B. Lampert, dated as of the first day of May, 1997, and as amended as of January 1, 1999 and as of January 1, 2000 (the "Prior Agreement").

                  In consideration for the premises and the mutual covenants hereinafter contained, the Prior Agreement is hereby amended and restated to read in its entirety as follows:


                             Article I. Introduction

       In consideration of the services performed by the Executive for the Employer in the past and to be performed in the future, the Employer hereby agrees to pay, in addition to other consideration to be provided by the Employer, deferred compensation to him under the terms and conditions hereinafter set forth. This Agreement creates an unfunded, nonqualified plan maintained for the purposes of providing deferred compensation for the Executive, a member of senior management and a highly compensated Executive, and shall be construed and administered accordingly.


                             Article II. Definitions

       When used herein with initial capital letters, the following words have the following meanings:

       Accounts - the Special Accounts and the Yearly Accounts established under this Plan and Agreement.

       Employment Agreement - the Amended and Restated Employment Agreement, dated as of May 1, 1997, by and between the Employer and the Executive, as such agreement may be amended from time to time.



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       Special Accounts - the three accounts, Special Account I, Special Account
II and Special Account III, established by the Employer for the benefit of the Executive, each account (so as not to include the Yearly Accounts) reflecting a $516,666 initial credit (for a total of $1,549,998) and adjustments for income, expenses, gains or losses and any payments from the accounts.

       Yearly Accounts - the accounts established by the Employer for the benefit of the Executive reflecting the Yearly Credits and adjustments for income, expenses, gains or losses and any payments from the accounts.

       Special Credit - the $516,666 to be credited on May 30, 2000 to each Special Account (for a total of $1,549,998) pursuant to paragraph 3 of Article III.

       Yearly Credit - the $400,000 to be credited each year to a Yearly Account pursuant to paragraph 1 of Article III.

       Term of Employment - the period or periods of employment under the Employment Agreement.

       Plan and Agreement - this Amended and Restated Supplemental Executive Retirement Plan and Agreement for Ira B. Lampert.


                       Article III. Deferred Compensation

       1. During the Term of Employment, the Employer agrees to credit $400,000 to a Yearly Account on the first working day of each calendar year (except that for the calendar year 2000, Employer agrees to credit $220,000 on the first working day and $180,000 on May 30, 2000), and such deferred compensation shall be paid to the Executive as hereinafter provided.

       2. The Employer shall keep a separate Yearly Account with respect to each Yearly Credit to the extent necessary to account for differing elections and designations hereunder regarding benefit distributions and beneficiaries.

       3. The Employer agrees to credit on May 30, 2000 $516,666 to each of Special Account I, Special Account II and Special Account III (for a total of $1,549,998), and such deferred compensation shall be paid to the Executive as hereinafter provided.

       4. The balance in each Account shall be deemed for purposes of this Plan and Agreement to be invested and reinvested in such securities, investments, instruments or insurance policies as the Executive, in his sole discretion, shall direct from time to time, by one day advance written notice given to the Employer or its designee. With the consent of the Employer, the Executive may, by giving written notice to the Employer or its designee, authorize an investment manager to make the directions specified in the preceding sentence. Any investment direction or change of investment direction shall be deemed made on the first business day following the Employer's or its designee's, as the case may be, receipt of the Executive's or the investment manager's, as the case may be, written notice of investment



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direction. Any such investment direction shall remain in effect until affirmatively changed by a subsequent investment direction given in the same manner, provided that the proceeds of any investment which matures shall be deemed to be reinvested in such money market account as the Employer may determine and thereafter until a new investment direction is made with respect to such proceeds. Notwithstanding the foregoing, no such deemed investment shall, in the Employer's reasonable judgment, impose upon the Employer administrative burdens or financial costs, which are inappropriate in view of all of the circumstances. If no applicable investment direction is given on or before the date on which a Yearly Credit or a Special Credit is credited to an Account, such amount shall be initially invested in such money market account as the Employer may reasonably determine. The Employer, in its discretion and on such terms as it decides, may waive, or reduce the period of, any notice required under this paragraph.

       5. Title to and beneficial ownership of any direct or indirect investments the Employer may make in connection with the Plan and Agreement (including the transfer of funds to a selected investment manager for discretionary investment and reinvestment in such investments by such investment manager or the transfer of funds to a so-called rabbi trust) shall at all times remain with the Employer, and the Executive and his designated beneficiary or beneficiaries shall not have any property interest whatsoever in such investments.

       6. At the end of every month, each Account shall be increased or decreased by (a) in the case of each investment actually made directly or indirectly by the Employer with respect to such Account, the net amount of all income, gain or loss earned or sustained, whether realized or unrealized, with respect to such investment, and (b) in the case of each deemed investment with respect to such Account, the net amount of all income, gain or loss which would have been earned or sustained, whether realized or unrealized, had the balance in the Account in fact been invested and reinvested in such investment. Each Account shall also be charged with all payments or other distributions with respect to such Account and with all fees and expenses (including brokerage fees) with respect to such Account, in the case of investments actually made, at the rates actually paid and, in the case of investments deemed to have been made, at the rates which would have been paid had the investments actually been made.


                               Article IV. Vesting


       1. The balance in each Yearly Account shall at all times be 100% vested (i.e., nonforfeitable).

       2. The balances in the Special Accounts shall vest as follows:


                   Account                  Vesting Date
                   -------                  ------------

                   Special Account I        January 1, 2001
                   Special Account II       January 1, 2002
                   Special Account III      January 1, 2003



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Upon the event of a Change in Control, as defined in the Employment Agreement, the balances in the Special Accounts shall immediately vest. In addition, the balances in the Special Accounts shall immediately vest upon a termination of the Executive's employment with the Employer (a) by the Employer without Cause (as defined in the Employment Agreement), (b) by the Executive as a result of a Constructive Termination Without Cause (as defined in the Employment Agreement),
(c) upon the occurrence of a Non-Extension Event (as defined in the Employment Agreement) or (d) as a result of the Executive's death or Disability (as defined in the Employment Agreement). In the event the Executive's employment with the Employer is terminated prior to the vesting of the balance in a Special Account for any reason other than one described in the immediately preceding sentence, the balance in such Special Account shall be immediately forfeited and the Executive shall have no further interests in such balance.

       3. Notwithstanding anything herein to the contrary, in the event of a forfeiture of a balance in a Special Account, the Executive agrees that to the extent that the balance in the Special Account at the time of forfeiture is less than $516,666, he shall immediately pay to the Employer an amount equal to such deficiency. The Employer, in its discretion, may reduce the amounts otherwise payable to the Executive under this Plan and Agreement by any deficiency owed to the Employer pursuant to the immediately preceding sentence.


                        Article V. Benefit Distributions

       1. Except as otherwise provided in paragraph 3 of Article IV, in this
Article V or in Article VI or VII, the vested balance in each Yearly Account and Special Account shall be paid to the Executive in one of the two following methods at the election of the Executive: (a) a lump-sum payment to be paid at such time as is designated by the Executive or (b) annual installment payments over such period of years as may be designated by the Executive.

       2. The Executive's election and designation referred to in paragraph 1 of this Article V with respect to a Yearly Account shall be made by a written notice to the Employer prior to the first day of the year to which the Yearly Account relates. The Executive may make different elections and designations with respect to each Yearly Credit, with any such different elections and designations accounted for through the creation of separate Yearly Accounts as contemplated by paragraph 2 of Article III.

       3. The Executive's election and designation referred to in paragraph 1 of this Article V with respect to a Special Account shall be made by a written notice to the Employer prior to May 19, 2000. The Executive may make different elections and designations with respect to each Special Account.

       4. In the event that the Executive fails to make an election pursuant to paragraph 1 of this Article V with respect to an Account, the vested balance in such Account shall be paid in ten annual installments commencing on the first day of the month following the termination of the Executive's employment with the Employer.


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       5. All payments to be made pursuant to paragraph 1 of this Article V with respect to each Account shall be made in cash, and in furtherance thereof, all investments actually made with respect to such Account shall be sold by the Employer at such time or times as the Employer may determine to effect such payment; provided, that (a) in the case of an installment payment, unless the Executive provides the Employer with written notice to the contrary at least five days prior to the date any such payment is due, the Employer may select the investments to be sold or deemed sold to provide the cash necessary for such payment, and (b) to the extent investments have actually been made by the Employer with respect to such Account, the Executive may elect, subject to the Employer's approval, to receive payment in kind in lieu of cash by providing written notice of such election to the Employer at least five days prior to the date of such payment.

       6. For purposes of determining the amount of a payment referred to in paragraph 1 of this Article V with respect to an Account, (a) the balance in such Account shall be adjusted by the Employer in the manner provided in paragraph 6 of Article III not more than five trading days preceding such payment, (b) the amount of such payment shall be reduced by the amount of any expenses actually incurred or deemed to have been incurred in connection with the sale or deemed sale of investments required to make such payment ("selling expenses"), and (c) if the installment method is elected with respect to any year, the amount of each installment shall be equal to the balance in the appropriate Account as of the date of payment (as adjusted pursuant to clause
(a) of this sentence), divided by the number of annual installments remaining, including the installment then being paid, and then reduced by the amount of any applicable selling expenses.

       7. Except as provided in this paragraph 7, the Executive shall have no right to modify in any way his election and designation made pursuant to paragraphs 2 and 3 of this Article V with respect to an Account or, in the event of his failure to make such an election or designation, the default provisions of paragraph 4. Provided that a modification election is made at least 12 months prior to it becoming effective, the Executive may:

              (a) delay the date on which a lump-sum payment from such Account shall be made;
              (b) accelerate the date on which benefit distributions from any vested portion of an Account shall commence;
              (c) change the form of benefit payment from such Account from a lump-sum payment to annual installment payments over such period of years as designated by the Executive;
              (d) change the form of benefit payment from such Account from annual installments to a lump-sum payment which shall be paid at the time designated by the Executive;
              (e) delay the commencement of annual installment payments from such Account; or
              (f) increase the period of years during which annual installments shall be made out of such Account.


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       8. Notwithstanding anything in this Plan and Agreement to the contrary, in the event of the termination of the Executive's employment with the Employer for any reason (other than death and Disability) prior to the Executive's attainment of age 65, the vested balance in each Account (including the balance in an Account which vested as a result of such termination as provided in paragraph 2 of Article IV) shall be paid to the Executive in one lump-sum payment within 30 days of such termination.

       9. Notwithstanding any other provision of this Plan and Agreement to the contrary, in the event the Executive is determined to be subject to federal income tax on any balance in an Account prior to the time of distribution hereunder, an amount equal to the federal, state and local taxes (including any interest and penalties) owed on such taxable amount, shall be distributed from such Account and paid to the Executive. A balance in an Account shall be determined to be subject to federal income tax upon the earliest of: (a) a final determination by the Internal Revenue Service addressed to the Executive which is not appealed to the courts; (b) a final determination by the United States Tax Court or any other federal court affirming any such determination by the Internal Revenue Service; or (c) a written opinion by the Employer's tax counsel, addressed to the Employer, to the effect that balance in an Account are subject to federal income tax prior to distribution.

       10. Employer, subject to the written opinion of the Employer's tax counsel which is not inconsistent with applicable case law and regulations, is authorized to withhold from any payments made hereunder such amounts for income tax, social security, unemployment compensation and other taxes as shall be necessary or appropriate to comply with applicable laws and regulations.


                              Article VI. Hardship

       The Employer may, in its sole discretion, distribute all or a portion of the vested balances in the Accounts to the Executive upon a demonstration by the Executive of an immediate and heavy financial need. The amount of any distribution made pursuant to this Article VI shall be limited to the amount necessary to satisfy such financial need.


                        Article VII. Death and Disability

       1. In the event of the Executive's death prior to the payment of all of the balances in the Accounts, unless the Executive otherwise elected installment payments with the consent of the Employer, the Employer shall:

              (a) pay all remaining balances in the Yearly Accounts (which balances were at all times 100% vested pursuant to paragraph 1 of Article
       IV), not later than 30 days following the Executive's death, in one lump-sum to such beneficiary or beneficiaries designated by the Executive in a writing filed by the Executive with the Employer, or in the absence of such a beneficiary designation, to the Executive's estate; and


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              (b) to the extent that the remaining balances in the Special
       Accounts were vested immediately prior to the Executive's death, pay all such balances, not later than 30 days following the Executive's death, in one lump-sum to such beneficiary or beneficiaries designated by the Executive in a writing filed by the Executive with the Employer, or in the absence of such a beneficiary designation, to the Executive's estate. Any balance in a Special Account that vests as a result of the Executive's death shall be paid to the Executive's beneficiary, beneficiaries or estate (as the case maybe) not later than 30 days following the scheduled vesting date for that Special Account as set forth in the first sentence of paragraph 2 of Article IV.

       2. In the event of the Executive's Disability prior to the payment of all of the balances in the Accounts, unless the Executive otherwise elected installment payments with the consent of the Employer and prior to such Disability, the Employer shall:

              (a) pay all remaining balances in the Yearly Accounts (which balances were at all times 100% vested pursuant to paragraph 1 of Article
       IV), not later than 30 days following the Executive's Disability, in one lump-sum to the Executive; and

              (b) to the extent that the remaining balances in the Special Accounts were vested immediately prior to the Executive's Disability, pay all such balances, not later than 30 days following the Executive's Disability, in one lump-sum to the Executive. Any balance in a Special Account that vests as a result of the Executive's Disability shall be paid to the Executive not later than 30 days following the scheduled vesting date for that Special Account as set forth in the first sentence of paragraph 2 of Article IV.


                         Article VIII. Claims Procedures

       1. At any time the Employer makes a determination adverse to the Executive or his beneficiary with respect to a claim for payment, the Employer shall notify the claimant in writing of such determination, setting forth:


              (a)    the specific reason for such determination;
              (b) a reference to the specific provision or provisions of this Plan on which such determination is based;
              (c) a description of any additional material or information necessary to perfect the claim, and an explanation of the reason that such material is required, and
              (d) an explanation of the rights and procedures set forth in this Article VIII.


Except as to amounts provided for in paragraph 3 of Article IV and paragraph 10 of Article V, amounts due to the Executive hereunder may not be offset by the Employer against amounts claimed to be due from the Executive to the Employer, whether by withholding by the Employer of payment or by assertion by the Employer of defenses, claims, counterclaims or setoffs in a


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litigation commenced by either party with respect to this Agreement or any other matters; provided, however, that the Employer shall have the right to raise any such defenses, claims, counterclaims or setoffs in a separate action.

       2. A person who receives notice of an adverse determination by the Employer with respect to a claim may request, within 60 days of receipt of such notice, that the Employer review its determination. This request may be made on behalf of a claimant by a duly authorized representative. The claimant or representative may review pertinent documents and submit issues and comments with respect to the controversy to the Employer. The Employer shall render a decision within 60 days of a request for review (or within 120 days under special circumstances), which decision shall be in writing and shall set forth the specific reasons for the decision reached and the specific provisions of this Plan and Agreement on which the decision is based. A copy of the ruling shall be forwarded to the claimant.


                            Article IX. Miscellaneous

       1. Benefits provided in this Plan and Agreement will not be subject to garnishment, attachment, or assignment, or any other legal process by creditors of the Executive or of any person or persons designated as beneficiaries of this Plan and Agreement or of any other payee of the benefits provided herein.

       2. The Executive and his beneficiaries shall have the status of unsecured creditors of the Employer and this Plan and Agreement constitutes a mere promise by the Employer to make benefit payments as required by Articles V, VI and VII.

       3. This Plan and Agreement creates no rights in the Executive to continue in the employment of the Employer for any length of time, nor does it create any rights in the Executive or his beneficiaries nor any obligations on the part of the Employer, other than those specifically provided herein.

       4. This Plan and Agreement shall be binding upon and inure to the benefit of the Employer, its successors and assigns, and the Executive, his heirs, executors, administrators and legal representatives.

       5. The waiver by any party of any term of this Plan and Agreement on any occasion shall not be deemed to be a further or continuing waiver of any such term.

       6. Written notices which the Executive must provide to the Employer under this Plan and Agreement (including, but not limited to, investment directions, benefit distribution elections and beneficiary designations) shall be addressed to the Employer at: Attention: Chief Financial Officer, 4000 Hollywood Boulevard, Presidential Circle - Suite 650N, Hollywood, Florida 33021.

       7. This Plan and Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Florida without giving effect to principles governing choice of law.


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       8. This Plan and Agreement may be terminated or amended only by a writing signed by both of the parties hereto.

       IN WITNESS WHEREOF, this Plan and Agreement has been duly executed by the Employer and by the Executive as of the day and year first above written.



Witness:                                   CONCORD CAMERA CORP.



/s/ Margaret Lombardo                     By: /s/ Harlan I. Press
---------------------------------             ----------------------------------
                                              Harlan I. Press,
                                              Vice President and Treasurer

Witness:


/s/ Diane Micciche                            /s/ Ira B. Lampert
---------------------------------             ----------------------------------
                                              Ira B. Lampert






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